As filed with the Securities and Exchange Commission on November 30, 2017

Registration No. 333-211460

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	7380	35-2517572
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

170 S. Green Valley Parkway, Suite 300

Henderson, Nevada 89012

Telephone (870) 505-6540

(Address and telephone number of principal executive offices and principal place of business)

Muhunthan Canagasooryam, President

c/o Duo Software (Pvt.) Ltd.

No. 403 Galle Road

Colombo 03, Sri Lanka

Telephone + (94) 112 375 000

muhunthan@duoworld.com

(Name, address and telephone number of agent for service)

Copy to:

David E. Wise, Esq.

Attorney at Law

WiseLaw, P.C.

The Colonnade

9901 IH-10 West, Suite 800

San Antonio, Texas 78230

Telephone (210) 323-6074

wiselaw@verizon.net

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer, or a smaller reporting company:

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act [  ]

EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-211460) (“Registration Statement”) which was previously filed with the Securities and Exchange Commission.

In accordance with an undertaking made by the registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the registrant hereby amends the Registration Statement to deregister the remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colombo, Sri Lanka, on the 30th day of November, 2017.

Duo World, Inc.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
President and
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Muhunthan Canagasooryam	President, Chief Executive Officer,	November 30, 2017
Muhunthan Canagasooryam	Principal Executive Officer and Director

/s/ Suzannah Jennifer Samuel Perera	Chief Financial Officer,	November 30, 2017
Suzannah Jennifer Samuel Perera	Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

/s/ Mahmud R. Ameen	Legal Director and Director	November 30, 2017
Mahmud R. Ameen